UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2013

Westway Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34586	20-4755936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

365 Canal Street, Suite 2900

New Orleans, LA 70130

(Address of Principal Executive Offices) (Zip Code)

(504) 525-9741

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed by Westway Group, Inc. (the “Company”) on a Current Report on Form 8-K on December 24, 2012, on December 20, 2012, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with ED&F Man Holdings Limited, a limited liability company incorporated and registered in England and Wales with registered number 03909548 (“ED&F Man”) and an affiliate of the Company’s largest stockholder, Westway Holdings UK Limited, a limited liability company incorporated and registered in England and Wales with registered number 06689215, Westway Terminal & Feed Products Canada, Inc., a corporation organized under the laws of Canada and Westway Holdings Netherlands B.V., a limited liability company organized under the laws of the Netherlands.

On January 7, 2013, the parties to the Purchase Agreement consummated the transactions contemplated thereby. ED&F Man acquired all of the outstanding interests of Westway Feed Products, LLC, Westway Terminals UK Ltd, Westway Hibernian Holdings Limited, Westway Holdings Australia Pty Limited and certain assets of Westway Terminal & Feed Products Canada Inc. for a final purchase price of approximately $112 million.

Prior to the execution of the Purchase Agreement, a special committee of the board of directors of the Company formed for the purposes of evaluating possible transactions (the “Special Committee”) unanimously approved the transactions contemplated by the Purchase Agreement and unanimously declared that such transactions, on the terms and conditions generally consistent with those set forth in the Purchase Agreement, are advisable, fair to, and in the best interests of the Company. Prior to such approval, on December 20, 2012, the Company received the oral opinion of Evercore Group L.L.C., subsequently confirmed in writing, that as of December 20, 2012, and subject to the factors, assumptions, qualifications and limitations set forth in its written opinion, the consideration received in respect of the transactions contemplated by the Purchase Agreement was fair, from a financial point of view to the Company.

Item 8.01 Other Events

On January 7, 2013, the Company issued a press release announcing the consummation of the transactions contemplated by the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Important Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Westway or any other securities. Bishop III Infrastructure Acquisition Company, Inc. (the “Offeror”) has filed with the Securities and Exchange Commission (the “SEC”) and will mail to the Company’s stockholders a Tender Offer Statement on Schedule TO and the Company has filed with the SEC and will mail to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction. These contain important information about the Offeror, the Company and the transaction and other related matters. Investors are urged to read each of these documents carefully before making any decision with respect to the tender offer.

Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer. In addition, the tender offer statement and related documentation will be made available by Offeror (when available) and the solicitation/recommendation statement and related documents (when available) may be obtained by directing such requests to Westway at 504-525-9741.

Forward-Looking Statements

Information provided and statements contained in this Current Report that are not purely historical, such as statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, regulatory approvals, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements only speak as of the date of this Current Report, and the Company assumes no obligation to update the information included in this Current Report. Statements made in this Current Report that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the possibility that the transaction does not close, the risk that business disruption relating to the transaction may be greater than anticipated, the failure to obtain any required financing on favorable terms and other specific risk factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Purchase Agreement, dated December 20, 2012, by and among ED&F Man, the Company, Westway Holdings UK Limited, Westway Terminal & Feed Products Canada, Inc and Westway Holdings Netherlands B.V. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2012)

99.1	Press Release, issued by the Company, dated January 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

	By:	/s/ Thomas A. Masilla, Jr.

Date: January 7, 2013		Thomas A. Masilla,, Jr., Chief Financial Officer